                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 30, 1997

                            The Failure Group, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Delaware                      0-18655               77-0218904
            --------                      -------               ----------
(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          File Number)        Identification No.)


        149 Commonwealth Drive, Menlo Park, California           94025
        ----------------------------------------------           -----
           (Address of principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code: (415) 326-9400
                                                          --------------

                                      N/A
        ---------------------------------------------------------------
         (Former name or former address, if changed since last report)

                                  FORM 8-K/A
                                Current Report
                                Amendment No. 1

                        --------------------------------

     The Registrant hereby amends Item 7 of its Current Report on Form 8-K filed May 30, 1997 in its entirety to read as follows:

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          The following financial statements and exhibits are filed as part of this report where indicated.

  (a)  Financial Statements of the Registrant's and Business Acquired:

          PTI Environmental Services, Inc. Unaudited Condensed Statement of Income For the 3 Months Ended March 31, 1997.

          PTI Environmental Services, Inc. Unaudited Condensed Balance Sheet for March 31, 1997.

          PTI Environmental Services, Inc. Independent Auditors' Report and Audited Financial Statements For the 12 Months Ended December 31, 1996 and 1995.

          The Failure Group, Inc. Unaudited Condensed Statement of Income For the 3 Months Ended April 4, 1997 and March 29, 1996 is incorporated by reference from the Registrant's Form 10-Q, filed on May 19, 1997.

          The Failure Group, Inc. Unaudited Condensed Balance Sheets For the Periods Ended April 4, 1997 and January 3, 1997. The Failure Group Inc., financial statements are incorporated by reference from the Registrant's Annual Report, on Form 10-K filed on April 3, 1997, as amended on May 5, 1997.

  (b)  Pro Forma Financial Information:

          The following unaudited pro forma combined financial data presents the Pro Forma Combined Balance Sheets at March 31, 1997, giving effect to the acquisition of Performance Technologies, Incorporated ("PTI") as if they were consummated on that date. Also presented are the Pro Forma Combined Statements of Income for the Three months ended March 31, 1997 and the fiscal year ended December 31, 1996 after giving effect to the acquisition as if they were consummated on January 1, 1996. The pro forma data is based on the historical consolidated financial statements of the Registrant and the historical financial statements of PTI giving effect to the transaction under the assumption and adjustments outlined in the accompanying notes to Unaudited Pro Forma Combined Financial Data.

          The unaudited pro forma data is provided for comparative purposes only. It does not purport to be indicative of the results that actually would have occurred if the acquisition had been consummated on the date indicated or which may be obtained in the future.

          The pro forma combined financial data should be read in conjunction with the notes thereto contained elsewhere herein and the audited financial statements of PTI and the related notes thereto contained elsewhere herein and the audited consolidated financial statements of the Registrant and the related notes thereto incorporated herein by reference.

          The Failure Group, Inc. and PTI, Inc. Unaudited Pro Forma Condensed Statements of Income for the 3 Months Ended March 31, 1997.

          The Failure Group, Inc. and PTI, Inc. Unaudited Pro Forma Condensed Statements of Income, for the Year Ended December 31, 1996

          The Failure Group, Inc. and PTI, Inc. Unaudited Pro Forma Condensed Balance Sheets for the period Ended March 31, 1997



  (c)  Exhibits:
          23.1   Consent of Moss Adams LLP.
          27.1   Financial Data Schedule.

                       PTI Environmental Services, Inc.
                   UNAUDITED  CONDENSED STATEMENT OF INCOME
                     For The 3 Months Ended March 31, 1997

                                (in thousands)
================================================================================

Revenues
--------
    Total revenue                                                       $3,715

Operating Expenses
------------------
    Professional compensation and related expenses                         974
    Subcontract costs                                                      282
    Other operating expenses                                               500
    General and administrative expenses                                  1,458
                                                                       ---------

                                                                         3,214
                                                                       ---------

    Operating Income                                                       501

    Provision for income taxes                                               9
                                                                       ---------

    Net income                                                          $  492
                                                                       =========

                       PTI Environmental Services, Inc.
                      UNAUDITED  CONDENSED BALANCE SHEET
                                March 31, 1997

                                (in thousands)

                          Assets
Current Assets:
    Cash and cash equivalents                                           $  297
    Accounts receivable                                                  3,495
    Prepaid expenses and other assets                                      175
                                                                       ---------

        Total current assets                                             3,967
                                                                       ---------

Property, equipment and leasehold improvements, net                        445
Other assets                                                                50
                                                                       ---------

                                                                        $4,462
                                                                       =========

           Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable and accrued liabilities                            $1,107
    Accrued payroll and employee benefits                                  414
                                                                       ---------

        Total current liabilities                                        1,521

Long-term obligations, net of current installments                           1
                                                                       ---------

        Total liabilities                                                1,522
                                                                       ---------


Stockholders' equity:
    Common stock                                                           491
    Retained earnings                                                    2,449
                                                                       ---------

        Total stockholders' equity                                       2,940
                                                                       ---------

                                                                        $4,462
                                                                       =========

                        [MOSS-ADAMS LLP LETTERHEAD]



                        INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Performance Technologies, Incorporated

We have audited the accompanying balance sheet of Performance Technologies, Incorporated d/b/a PTI Environmental Services as of December 31, 1996 and 1995 and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Performance Technologies, Incorporated d/b/a PTI Environmental Services as of December 31, 1996 and 1995 and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Moss-Adams LLP
------------------
Seattle, Washington
February 14, 1997

                    PERFORMANCE TECHNOLOGIES, INCORPORATED
                       d/b/a PTI ENVIRONMENTAL SERVICES

                              STATEMENT OF INCOME

                    YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                    1996             1995
                                                -----------      -----------
CONTRACT REVENUE                                $15,177,900      $13,290,315
                                                -----------      -----------

PROJECT EXPENSES
  Direct payroll                                  3,404,418        3,049,958
  Subcontract costs                               2,516,029        2,433,026
  Other direct costs                              1,645,022        1,445,075
                                                -----------      -----------

        Total project expenses                    7,565,469        6,928,059
                                                -----------      -----------

REVENUE NET OF PROJECT EXPENSES                   7,612,431        6,362,256

SELLING, GENERAL, AND ADMINISTRATIVE
    EXPENSES                                      5,963,154        5,227,711
                                                -----------      -----------

NET INCOME                                      $ 1,649,277      $ 1,134,545
                                                ===========      ===========

                   The accompanying notes are an integral
                     part of these financial statements.

                    PERFORMANCE TECHNOLOGIES, INCORPORATED
                       d/b/a PTI ENVIRONMENTAL SERVICES

                                 BALANCE SHEET

                          DECEMBER 31, 1996 AND 1995

                                    ASSETS

                                                       1996              1995
                                                    -----------      -----------
CURRENT ASSETS
   Cash                                              $  511,171       $  126,418
   Contracts receivable, less allowance
     of $48,315 in 1996 and $82,188 in 1995           3,102,652        3,148,671
   Costs and estimated earnings in excess
     of billings on uncompleted contracts                60,829          232,240
   Prepaid expenses                                     185,656          121,904
                                                     ----------       ----------
         Total current assets                         3,860,308        3,629,233

FURNITURE, FIXTURES AND EQUIPMENT, net                  403,159          450,001

OTHER ASSETS                                             49,638           38,831
                                                     ----------       ----------
                                                     $4,313,105       $4,118,065
                                                     ==========       ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                  $  595,608       $  603,896
   Billings in excess of cash and estimated
     earnings on uncompleted contracts                   59,500            4,570
   Accrued liabilities                                   57,285           74,098
   Accrued compensation                                 499,098          593,743
   Dividends payable                                    158,346          130,943
                                                     ----------       ----------
         Total current liabilities                    1,369,837        1,407,250
                                                     ----------       ----------

COMMITMENTS AND CONTINGENCY (Note 6)

STOCKHOLDERS' EQUITY
   Common stock - 10,000,000 shares authorized          488,380          426,640
   Retained earnings                                  2,454,888        2,284,175
                                                     ----------       ----------
                                                      2,943,268        2,710,815
                                                     ----------       ----------
                                                     $4,313,105       $4,118,065
                                                     ==========       ==========

                    The accompanying notes are an integral
                      part of these financial statements.

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                       d/b/a PTI ENVIRONMENTAL SERVICES

                       STATEMENT OF STOCKHOLDERS' EQUITY

                    YEARS ENDED DECEMBER 31, 1996 AND 1995


                                              Common Stock
                                       --------------------------        Retained
                                          Shares         Amount          Earnings        Total
                                       ------------  ------------       -----------    -----------
BALANCE, December 31, 1994              5,104,800       $437,640        $ 2,270,032    $ 2,707,672

        Shares repurchased                (30,800)       (11,000)           (29,040)       (40,040)
        Dividends                               -              -         (1,091,362)    (1,091,362)
        Net income                              -              -          1,134,545      1,134,545
                                       ----------       --------        -----------    -----------

BALANCE, December 31, 1995              5,074,000        426,640          2,284,175      2,710,815

        Shares repurchased                (85,000)        (5,060)          (125,061)      (130,121)
        Issuance of common stock           40,000         66,800                  -         66,800
        Dividends                               -              -         (1,353,503)    (1,353,503)
        Net income                              -              -          1,649,277      1,649,277
                                       ----------       --------        -----------    -----------

BALANCE, December 31, 1996              5,029,000       $488,380        $ 2,454,888    $ 2,943,268
                                       ==========       ========        ===========    ===========

                    The accompanying notes are an integral
                      part of these financial statements.

                    PERFORMANCE TECHNOLOGIES, INCORPORATED
                       d/b/a PTI ENVIRONMENTAL SERVICES

                            STATEMENT OF CASH FLOWS

                    YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                     1996           1995
                                                  ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                     $1,649,277     $1,134,545
   Adjustments to reconcile net income to net
   cash provided by operating activities
     Depreciation                                    250,117        236,555
     Loss on sale of furniture and equipment           1,478              -
     Changes in assets and liabilities
       Contracts receivable                           46,019       (895,899)
       Costs and estimated earnings in excess
         of billings on uncompleted contracts        171,411       (184,682)
       Prepaid expenses and other assets             (64,559)        19,179
       Accounts payable                               (8,288)        56,787
       Accrued liabilities                           (56,528)        44,797
                                                  ----------     ----------
                                                   1,988,927        411,282
                                                  ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of furniture, fixtures, and
    equipment, net                                  (207,055)      (295,654)
  Proceeds from sale of furniture and equipment        2,302              -
  Advances under notes receivable                    (10,000)             -
  Repayment of notes receivable                            -         23,000
                                                  ----------     ----------
                                                    (214,753)      (272,654)
                                                  ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Dividends paid                                 (1,326,100)    (1,062,401)
   Issuance of common stock                           66,800              -
   Common stock repurchased                         (130,121)       (40,040)
                                                  ----------     ----------
                                                  (1,389,421)    (1,102,441)
                                                  ----------     ----------
NET INCREASE (DECREASE) IN CASH                      384,753       (963,813)

CASH BALANCE
   Beginning of year                                 126,418      1,090,231
                                                  ----------     ----------
   End of year                                    $  511,171     $  126,418
                                                  ==========     ==========
SUPPLEMENTAL CASH FLOW INFORMATION
   Cash paid during the year for interest         $    2,926     $    5,610
                                                  ==========     ==========
   Noncash transaction
     Distributions declared to stockholders at
       December 31, 1996 and 1995                 $   27,403     $  130,943
                                                  ==========     ==========

                    The accompanying notes are an integral
                      part of these financial statements.

                   PERFORMANCE TECHNOLOGIES, INCORPORATED
                      d/b/a PTI ENVIRONMENTAL SERVICES

                       NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1995

NOTE 1 - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     OPERATIONS - Performance Technologies, Incorporated (the Company) operates under the trade name PTI Environmental Services, and is incorporated in the State of Washington. The Company is headquartered in Bellevue, Washington and has additional offices in Colorado, Massachusetts, Maryland and Oregon. In 1997, the Company opened an office in Wisconsin and expects to open another in Georgia during the year. The Company provides scientific and engineering consulting services related to environmental issues for private industry and governmental entities throughout the United States.

     USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     CREDIT RISK CONCENTRATION - Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash in excess of federally insured limits, contracts receivable and costs and estimated earnings in excess of billings on uncompleted contracts. The Company's cash is on deposit with quality financial institutions and is accessible on demand. Management therefore believes balances in excess of federally insured limits are subject to minimal risk. The Company provides services under contracts and generally does not require collateral. Historically, the Company's credit-related losses have not been significant.

    CONTRACT REVENUE RECOGNITION - Sales under cost reimbursement contracts are recorded as costs are incurred and fees are earned. Sales under fixed price contracts are recognized on the percentage-of-completion method as indicated by the relationship of incurred costs to total estimated costs for each contract. Estimated contract losses are recognized in total when they become evident. Revenue associated with contract revisions, penalty provisions, or final settlements is recognized when the amount is determinable and collection is reasonably assured.

     MAJOR CUSTOMERS - The Company has three customers which combined constitute 34% and 35% of annual revenues, and 38% and 22% of the outstanding receivables for the years ended December 31, 1996 and 1995, respectively.

     DEPRECIATION - Furniture, fixtures, and equipment are recorded at cost and are depreciated principally on the straight-line method over their estimated useful lives.

                   PERFORMANCE TECHNOLOGIES, INCORPORATED
                      d/b/a PTI ENVIRONMENTAL SERVICES

                        NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1995
                                 (CONTINUED)

NOTE 1 - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (CONTINUED)

        INCOME TAXES - The Company and its stockholders have elected, for Federal income tax purposes, to be treated as an S corporation in accordance with the Internal Revenue Code. Accordingly, earnings, losses, and credits resulting from the operations of the Company are reportable in the income tax returns of the individual stockholders; accordingly, no provision for income taxes is included in the accompanying financial statements.

NOTE 2 - FURNITURE, FIXTURES AND EQUIPMENT

         Furniture, fixtures, and equipment consist of the following at December 31:
                                                   1996             1995
                                                -----------     ----------
         Computer equipment                     $ 1,124,603     $ 1,003,681
         Furniture and fixtures                     420,354         641,564
         Other                                      353,561         138,863
                                                -----------     -----------
                                                  1,898,518       1,784,108
         Less accumulated depreciation            1,495,359       1,334,107
                                                -----------     -----------
                                                $   403,159     $   450,001
                                                ===========     ===========

NOTE 3 - LINE OF CREDIT

         The Company has a $1,000,000 line of credit agreement with a bank with interest at the bank's prime rate plus 1/2%. The line is subject to renewal May 1, 1997, has certain operating covenants and is collateralized by the assets of the Company. At December 31, 1996 and 1995, there were no amounts outstanding under the line of credit.

NOTE 4 - STOCKHOLDERS' EQUITY

         STOCK RESTRICTION - The Company and its stockholders are subject to a stock restriction agreement which sets forth certain limitations on the transfer of stock, values of compensatory stock, and the various rights and obligations of other stockholders and the Company in the event a stockholder desires to sell his or her stock.

                   PERFORMANCE TECHNOLOGIES, INCORPORATED
                      d/b/a PTI ENVIRONMENTAL SERVICES

                        NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1995
                                 (CONTINUED)


NOTE 4 - STOCKHOLDERS' EQUITY (CONTINUED)

        STOCK OPTION PLAN - The Company has a stock option plan under which employees may be awarded incentive and non-qualified options to purchase shares of common stock at an exercise price determined by the plan administrator. Options generally vest to the grantee at 20% per year over five years from the date granted. Vested options are exercisable in part or in full at any time prior to their expiration date, not to exceed ten years from the date granted. The plan prohibits the transfer of options.

        The Company granted 125,000 and 100,000 options under the stock option plan during 1996 and 1995. The Plan allows up to 500,000 options to be granted. At December 31, 1996 and 1995, 108,200 and 223,000 options awarded were available. The options have an exercise price of between $.48 and $1.94 per share. During 1996 and 1995, no options were exercised.

        During 1996, 85,000 shares were repurchased from two former employees at $1.52 and $1.98 per share. During 1995, 30,800 shares were repurchased from former employees at $1.30 per share.

        In 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (Statement 123). This statement established a fair value based method of financial accounting and reporting for stock-based employee compensation plans. The effect of applying Statement 123's fair value method to the Company's stock options results in net income that is not materially different from the amount reported. Therefore, the Company has recognized no compensation expense for options granted.


NOTE 5 - RETIREMENT PLAN

        The Company sponsors a defined contribution 401(k) plan covering substantially all employees. A participant is able to contribute up to 15% of their total earnings. The Company matches 100% of the first 3% of a participant's contribution and 50% is matched on the next 3%. The Company's contribution expense was $242,086 and $186,895 in 1996 and 1995, respectively.

                    PERFORMANCE TECHNOLOGIES, INCORPORATED
                       d/b/a PTI ENVIRONMENTAL SERVICES

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995
                                  (CONTINUED)

NOTE 6 - COMMITMENTS AND CONTINGENCY

        LEASES - The Company has operating leases for buildings and certain equipment under noncancellable lease agreements with expiration dates ranging from 1996 to 2001. Rent expense amounted to $865,000 and $787,000 in 1996 and 1995, respectively. Future minimum lease payments are as follows for years ending December 31:

                1997                               $  884,000
                1998                                  838,000
                1999                                  530,000
                2000                                  252,000
                2001 and thereafter                    87,000
                                                   ----------
                                                   $2,591,000
                                                   ==========

        GOVERNMENT AND CUSTOMER REVIEWS - At times, the U.S. Government and certain customers will conduct audits of the Company's business practices and cost classifications from which legal or administrative proceedings could result. Any claims or assessments arising from such audits are recorded in the year they become known. Historically, amounts have been insignificant.

        INCENTIVE COMPENSATION PLAN - During 1995, the Company began a bonus plan to provide incentive compensation for certain designated employees. Bonuses to be awarded are in accordance with the plan document and are dependent on the Company's operating results. Bonuses of $205,576 and $0 were granted for the years ended December 31, 1996 and 1995, respectively, under the terms of this plan.

        LITIGATION - The Company is defendant in a litigation case. The Company believes the ultimate outcome of this matter will not have a material effect on the accompanying financial statements.

                     THE FAILURE GROUP, INC. AND PTI, INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME
                   For The 3 Months Ended March 31, 1997 (f)
                     (in thousands, except per share data)
================================================================================

                                                                                    Pro Forma
                                                                         ---------------------------------
                                                 FGI, Inc.    PTI, Inc.                             Total
                                                  Actual       Actual    Adjustments  Footnotes   Combined
                                                 ---------    ---------  -----------  ---------   --------

Revenues
--------
    Total revenue                                 $17,877      $3,715      $(601)       (a.)       $20,991

Operating Expenses
------------------
    Professional compensation and related
     expenses                                      11,312         974        -                      12,286
    Subcontract costs                                 -           282       (282)       (a.)           -
    Other operating expenses                        3,365         500         90        (b.)         3,955
    General and administrative expenses             1,587       1,458       (319)       (a.)         2,726
                                                  -------      ------      ------                  -------

                                                   16,264       3,214       (511)                   18,967
                                                  -------      ------      ------                  -------

    Operating Income                                1,613         501        (90)                    2,024

    Other income                                      355         -          -                         355
                                                  -------      ------      ------                  -------

    Income before taxes                             1,968         501        (90)                    2,379

    Provision for income taxes                        797           9        158        (c.)           964
                                                  -------      ------      ------                  -------

    Net income                                    $ 1,171      $  492      $(248)                  $ 1,415
                                                  =======      ======      ======                  =======

    Net income per share                          $  0.17                                          $  0.19
                                                  =======                                          =======

    Weighted average number of common shares        6,938                    480        (d.)         7,418
                                                  =======                  ======                  =======

                     THE FAILURE GROUP, INC. AND PTI, INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME
                            December 31, 1996 (e.)
                     (in thousands, except per share data)
================================================================================

                                                                                     Pro Forma
                                                                         ---------------------------------
                                                   FGI, Inc.  PTI, Inc.                             Total
                                                    Actual     Actual    Adjustments  Footnotes   Combined
                                                   ---------  ---------  -----------  ---------   --------
Revenues
--------
    Total revenue                                    $58,665    $15,178     $ (3,656)   (a.)       $70,187

Operating Expenses
------------------
    Professional compensation and related expenses    33,611      3,405          -                  37,016
    Subcontract costs                                    -        2,516       (2,516)   (a.)           -
    Other operating expenses                          13,882      1,645          681  (a.),(b.)     16,208
    General and administrative expenses                9,720      5,963       (1,431)   (a.)        14,252
    Impairment of long-lived assets                    1,572        -            -                   1,572
                                                     -------    -------      -------               -------

                                                      58,785     13,529       (3,266)               69,048
                                                     -------    -------      -------               -------

    Operating Income  (loss)                            (120)     1,649         (390)                1,139

    Other income                                         470        -            -                     470
                                                     -------    -------      -------               -------

    Income before taxes                                  350      1,649         (390)                1,609

    Provision for income taxes                           343          -          510    (c.)           853
                                                     -------    -------      -------               -------

    Income before extraordinary item                 $     7    $ 1,649      $  (900)              $   756

    Extraordinary item (net of taxes of $301)           (443)       -            -                    (443)
                                                     -------    -------      -------               -------

    Net income (loss)                                $  (436)   $ 1,649      $  (900)              $   313
                                                     =======    =======      =======               =======



    Income per share before extraordinary item       $  0.00                                       $  0.11
                                                     =======                                       =======

    Extraordinary item per share                     $ (0.07)                                      $ (0.07)
                                                     =======                                       =======

    Net income (loss) per share                      $ (0.07)                                      $  0.04
                                                     =======                                       =======

    Weighted average number of common shares
      before extraordinary item                        6,702                     480    (d.)         7,182
                                                     =======                 =======               =======

    Weighted average number of common shares for
      extraordinary item and net income (loss)         6,663                     480    (d.)         7,143
                                                     =======                 =======               =======

Notes To Unaudited Pro Forma Condensed Statements of Income

The accompany unaudited combined pro forma balance sheets have been prepared to reflect the acquisition of PTI under the purchase method of accounting. The total acquisition price was $9.9 million. In addition to $7.5 million in cash, an aggregate of 480,002 shares of The Failure Group's Common Stock were issued in connection with the Merger. As a result of the Merger, $7.2 million of goodwill was recorded on PTI's Balance Sheet reflecting acquisition price in excess of identifiable net assets acquired. This goodwill balance is being amortized over a 20 year period.

The pro forma combined balance sheets and statements of income have been adjusted to reflect the acquisition as follows:

(a.) Reclassification of PTI revenue from a gross basis to a net basis to conform to FGI presentation. Net revenue consists of net professional fees, equipment fees and net billed expenses

(b.)  Amortization expense of goodwill resulting from FGI's acquisition of PTI

(c.) Federal and State income tax provision for the period then resulting from PTI's S Corp to C Corp tax basis transition

(d.) Issuance of 480,002 shares of IFGI stock in connection with the acquisition.

(e.) FGI's financial statements are as of January 3, 1997, but for purposes of convenience in this presentation, December 31 headings are used

(f.) FGI's financial statements are as of April 4, 1997, but for purposes of convenience in this presentation, March 31, 1997 headings are used

                     THE FAILURE GROUP, INC. AND PTI, INC.
                 UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS
                              March 31, 1997 (g)
                               (in thousands)

                                                                                              Pro Forma
                                                                                  ---------------------------------
                                                           FGI, Inc.   PTI, Inc.                             Total
                                                            Actual      Actual    Adjustments  Footnotes   Combined
                                                           ---------   ---------  -----------  ---------   --------
    Assets
Current Assets:
    Cash and cash equivalents                               $ 4,672      $  297         -                   $ 4,969
    Short-term investments                                   12,238         -        (7,516)     (a.)         4,722
    Accounts receivable                                      24,697       3,495         -                    28,192
    Prepaid expenses and other assets                         4,955         175         -                     5,130
                                                           ---------    --------   ---------               --------
        Total current assets                                 46,562       3,967      (7,516)                 43,013
                                                           ---------    --------   ---------               --------
Property, equipment and leasehold improvements, net          29,043         445         -                    29,488
Other assets                                                  2,800          50       7,208      (b.)        10,058
                                                           ---------    --------   ---------               --------
                                                            $78,405      $4,462     $  (308)                $82,559
                                                           =========    ========   =========               ========

   Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable and accrued liabilities                $ 2,661      $1,107     $   -                   $ 3,768
    Notes payable and current installments of
      long-term obligations                                     626         -           -                       626
    Accrued payroll and employee benefits                     5,183         414         -                     5,597
    Income taxes payable                                        -           -           166      (c.)           166
                                                           ---------    --------   ---------               --------
        Total current liabilities                             8,470       1,521         166                  10,157
                                                           ---------    --------   ---------               --------
Long-term obligations, net of current installments           18,525           1         -                    18,526
Deferred income taxes                                           987         -           -                       987
                                                           ---------    --------   ---------               --------
        Total liabilities                                    27,982       1,522         166                  29,670
                                                           ---------    --------   ---------               --------


Stockholders' equity:
    Common stock                                                  8         491         -                       499
    Additional paid-in capital                               33,001         -          (401)     (d.)        32,600
    Net unrealized gain on investments                            7         -           -                         7
    Retained earnings                                        22,815       2,449      (2,449)     (e.)        22,815
    Treasury shares, at cost, 1,096,659 shares               (5,408)        -         2,376      (f.)        (3,032)
                                                           ---------    --------   ---------               --------

        Total stockholders' equity                           50,423       2,940        (474)                 52,889
                                                           ---------    --------   ---------               --------

                                                            $78,405      $4,462     $  (308)                $82,559
                                                           =========    ========   =========               ========

Notes To Unaudited Pro Forma Condensed Balance Sheets

The accompany unaudited combined pro forma balance sheets have been prepared to reflect the acquisition of PTI under the purchase method of accounting. The total acquisition price was $9.9 million. In addition to $7.5 million in cash, an aggregate of 480,002 shares of Failure Group Common Stock were issued in connection with the Merger. As a result of the Merger, $7.2 million of goodwill was recorded on PTI's Balance Sheet reflecting acquisition price in excess of identifiable net assets acquired. This goodwill balance is being amortized over a 20 year period.

The pro forma combined balance sheets and statements of income have been adjusted to reflect the acquisition as follows:

(a.)  Portion of acquisition price paid by FGI in cash to PTI shareholders

(b.) Goodwill recorded on PTI's Balance Sheet reflecting acquisition price in excess of identifiable net assets acquired

(c.) Provision on PTI's Balance Sheet for Federal and State income taxes for the period then ended resulting from PTI's S Corp to C Corp transition

(d.)  Net adjustment required to properly reflect acquisition

(e.) Elimination of cumulative Retained Earnings on PTI's Balance Sheet recorded prior to acquisition

(f.) Portion of acquisition price paid by FGI in stock (480,002 shares) to PTI shareholders

(g.) FGI's financial statements are as of April 4, 1997, but for purposes of convenience in this presentation, March 31, 1997 headings are used

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     THE FAILURE GROUP, INC

Dated: July 30, 1997                 By:   /s/ Michael R. Gaulke
                                           ---------------------
                                           Michael R. Gaulke
                                           President and Chief Executive Officer

                               INDEX TO EXHIBITS

Exhibit No.
-----------
23.1            Consent of Moss Adams LLP
27.1            Financial Data Schedule